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                                                Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-121605

SUPPLEMENT

(TO PROSPECTUS SUPPLEMENT DATED JANUARY 25, 2005

TO PROSPECTUS DATED JANUARY 19, 2005)

                          $1,791,661,100 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                SERIES 2005-WMCI

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ---------------------

      On page S-111 of the attached prospectus supplement, dated January 25, 2005 (the "Prospectus Supplement"), the definitions of "Class A-1 Required Loss Percentage" and "Class A-1 Trigger Event" are hereby deleted in their entirety and replaced with the following definition:

CLASS A-1 TRIGGER EVENT         means the situation that exists with respect to
                                any Distribution Date if, before February 2008, the aggregate amount of Realized Losses incurred from the Cut-off Date through the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and Principal Prepayments received during the related Prepayment Period) divided by the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds
                                2.50%, or if, on any Distribution Date on or after February 2008, a Stepdown Trigger Event is in effect.

      All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

                The date of this Supplement is January 31, 2005